Exhibit 21.1





                        SUBSIDIARIES OF EQUITY INNS, INC.





                                                          Jurisdiction of
Name                                                  Incorporation/Organization
----                                                  --------------------------
Equity Inns Trust                                            Maryland
Equity Inns Services, Inc.                                   Tennessee
Equity Inns Partnership, L.P.                                Tennessee
Equity Inns Partnership II, L.P.                             Tennessee
Equity Inns/West Virginia Partnership, L.P.                  Tennessee
EQI Financing Corporation                                    Tennessee
EQI Financing Partnership I, L.P.                            Tennessee
ENN Company, Inc.                                            Tennessee